UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

VERMILLION, INC.

(Name of Registrant as Specified In Its Charter)

György B. Bessenyei

Gregory V. Novak

Robert S. Goggin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 11, 2013, György B. Bessenyei, Gregory V. Novak and Robert S. Goggin (collectively, the “Participants”) issued a press release (the “Press Release”) announcing the recommendation of Institutional Shareholder Services to elect the Participants’ nominee to the board of directors of Vermillion, Inc. (“Vermillion”). Additionally, on March 11, 2013, the Participants updated certain information in their website www.savevrml.com (the “Website”) that was originally launched on February 1, 2013.

A copy of the Press Release is attached hereto as Exhibit 1 and a copy of the updated pages from the Website is attached hereto as Exhibit 2. The Press Release and the updated pages from the Website are incorporated herein by reference.

*              *              *

THE PARTICIPANTS IN THE GROUP’S SOLICITATION OF PROXIES CONSIST OF ONLY MR. BESSENYEI, MR. NOVAK AND MR. GOGGIN (THE MEMBERS OF THE GROUP) AT THIS TIME. THE GROUP HAS FILED SOLICITING MATERIALS, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A PURSUANT TO RULES 14a-12 AND 14a-6 OF THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STOCKHOLDERS OF VERMILLION CAN OBTAIN COPIES OF THIS FILING, AS WELL AS PRIOR FILINGS BY THE GROUP PURSUANT TO RULE 14a-12 AND RULE 14a-6, AS WELL AS THE GROUP’S DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON JANUARY 29, 2013 (THE “PROXY STATEMENT”), WHICH TOGETHER CONTAIN THE REQUIRED INFORMATION UNDER SUCH RULE REGARDING THE IDENTITY AND BACKGROUND OF THE MEMBERS OF THE GROUP, AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS AND OTHERWISE, AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY MEMBERS OF THE GROUP FROM THE STOCKHOLDERS OF VERMILLION, INC. FOR USE AT ITS 2012 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE PROXY STATEMENT HAS BEEN OR WILL BE FIRST SENT OR GIVEN TO VERMILLION, INC. STOCKHOLDERS ON OR ABOUT FEBRUARY 6, 2013 AND ALSO IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

EXHIBIT 1

Institutional Shareholder Services (ISS) Recommends Vermillion Stockholders Vote the WHITE Proxy Card to Elect Dissident Nominee at Upcoming Annual Meeting

PHILADELPHIA, March 11, 2013- Robert S. Goggin, Gregory V. Novak, and George Bessenyei, stockholders of Vermillion, Inc. (“Vermillion” or the “Company”) (NASDAQ:VRML) acting together as the “Concerned Vermillion Stockholders” or the “Group”, , today announced that Institutional Shareholder Services (ISS), a leading independent proxy voting advisory firm, has recommended that Vermillion stockholders vote on Concerned Vermillion Stockholder's WHITE proxy card to elect highly qualified nominee, Robert S. Goggin. ISS recommended that Vermillion shareholders "DO NOT VOTE" on the Company's blue proxy card.

In reaching its conclusion, ISS performed a detailed analysis of both sides' positions in the election contest and, in particular, carefully considered, among other things, the Company's total stockholder return, operating performance and business strategy, as well as the strong experience and qualifications of Robert S. Goggin. ISS concluded that shareholders should vote for Mr. Goggin on the WHITE proxy card saying:

"Goggin, an active significant shareholder, appears comfortable in the role of being an advocate for change. As a long-term significant shareholder, his interests are likely to be aligned with other shareholders” and “ [Goggin] appears to have intimate knowledge of the company's products and challenges, having invested in and followed the company since 2010. In addition, Goggin has advocated for change at the company since early 2011. Goggin also has a track record and experience representing the interest of a large group of individuals (unions)."

Excerpts from ISS' Analysis & Recommendation

"The sustained underperformance supports the dissidents' argument that investor confidence in management's ability to extract value from its product portfolio has diminished.”

Total Shareholder Return:

"It seems the damage to shareholder value and their trust in the company's board has been diminished to the point that is reflective in the company's stock price decline since emerging from bankruptcy. In short, shareholders continue to suffer losses from their investment while the company's share price is at historical lows and the company's future lies uncertain."

ISS' CONCLUSON:

"Given the company's underperformance relative to peers and the MUZUSC Index, its deeply and repeatedly unrealistic revenue guidance for its flagship product OVA1, the board's poor management of the Quest Diagnostic alliance, an apparent disregard for shareholder concerns as represented by the inability to call an annual meeting without a court order and threatened delisting, and the continuing misalignment between performance and executive and board compensation, it seems clear the dissident has made a compelling case that change is warranted at the board level."

"Despite the fact that Vermillion's current board have in the aggregate many years of experience in medical diagnostics, the board has been demonstrably unable to halt the erosion of shareholder value and shareholder confidence, much less to communicate and execute on strategy to grow shareholder value. Shareholders would be better served in injecting a sense of accountability by voting FOR dissident nominee Goggin on the WHITE dissident card."

If you have any questions, require assistance with submitting your WHITE proxy card or need additional copies of the proxy materials, please contact:

Okapi Partners

Patrick McHugh/ Geoffrey Sorbello

(212) 297-0720 or (877) 566-1922 (toll-free)

EXHIBIT 2

3/11/13 Save Vermillion - The webpage of concerned Vermillion stockholders

SAVE VERMILLION
THE WEBPAGE OF CONCERNED VERMILLION STOCKHOLDERS

The Group | The Problem | The Plan | Timeline | Contact


VOTE for GOGGIN
on the WHITE card!
The Compensation Counter
$13,176,632
How did we calculate?

Do Not Vote on The Company's Proxy as a Protest vote for Mr. Goggin instead

Save Vermillion! Enough is Enough.

We are Robert S. Goggin, Gregory V. Novak and George Bessenyei, acting together as the "Concerned Vermillion Stockholders" or the "Group." As stockholders, among us we beneficially own a total of 250,100 shares of Vermillion (VRML) common stock.

We are seeking your support for the Group's one independent director nominee at the upcoming 2012 Vermillion annual stockholder meeting. Our belief is that a reconstituted Board is strongly in the best interest of all the Company's stockholders. We believe the Vermillion Board needs dedicated stockholder representation by a new director whose interests are more closely aligned with the interests of all stockholders.

Our nominees is Robert Goggin. He is a long term Vermillion stockholder and will work to maximize stockholder value. We believe that the current Board has not acted in a manner that has benefitted the stockholders of the Company. Rather, it has collected generous compensation while stockholders have watched the value of their investments erode.

read more

News

Institutional Shareholder Services (ISS) Recommends Vermillion Stockholders Vote the WHITE Proxy Card to Elect Dissident Nominee at Upcoming Annual Meeting

March 11, 2013 - "Shareholders would be better served in injecting a sense of accountability by voting FOR dissident nominee Goggin on the WHITE dissident card."

Concerned Vermillion Stockholders Issue New Letter to All Stockholders

February 26, 2013 - We noticed that some stockholders simply voted on the company's proxy card against the Board nominee, apparently thinking that doing so automatically counts as a vote for Mr. Goggin. This is not the case.

New Investor Presentation

February 21, 2013 - Vermillion has a collection of valuable assets but board and management have failed to achieve full potential of the company. Quality of management and board of directors is especially crucial now.

Concerned Vermillion Stockholders Issue Letter to All Stockholders

February 1, 2013 - Drastic Change Required Imminently At Vermillion, Inc. Vote the WHITE Proxy Card Today to Support Our Experienced Nominee to Rebuild Shareholder Value

© savevrml.com
The Group | The Problem | The Plan | Interactive Timeline | News

contact | disclaimer

THE PARTICIPANTS IN THE GROUP'S SOLICITATION OF PROXIES CONSIST OF ONLY MR. BESSENYEI, MR. NOVAK AND MR. GOGGIN (THE MEMBERS OF THE GROUP) AT THIS TIME. THE GROUP HAS FILED SOLICITING MATERIALS, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON SCHEDULE 14A PURSUANT TO RULES 14a-12 AND 14a-6 OF THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STOCKHOLDERS OF VERMILLION CAN OBTAIN COPIES OF THIS FILING, AS WELL AS PRIOR FILINGS BY THE GROUP PURSUANT TO RULE 14a-12 AND RULE 14a-6, AS WELL AS THE GROUP'S DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON JANUARY 29, 2013 (THE "PROXY STATEMENT"), WHICH TOGETHER CONTAIN THE REQUIRED INFORMATION UNDER SUCH RULE REGARDING THE SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY MEMBERS OF THE GROUP FROM THE STOCKHOLDERS OF VERMILLION, INC. FOR USE AT ITS 2012 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE PROXY STATEMENT HAS BEEN OR WILL BE FIRST SENT OR GIVEN TO VERMILLION, INC. STOCKHOLDERS ON OR ABOUT FEBRUARY 6, 2013 AND ALSO IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

savevrml.com 1/2

3/11/13 Save Vermillion - The webpage of concerned Vermillion stockholders

IDENTITY AND BACKGROUND OF THE MEMBERS OF THE GROUP, AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS AND OTHERWISE, AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

savevrml.com 2/2

3/11/13 Save Vermillion - News

SAVE VERMILLION
THE WEBPAGE OF CONCERNED VERMILLION STOCKHOLDERS

The Group | The Problem | The Plan | Timeline | Contact

The Compensation Counter
$ 1 3 , 1 7 6 , 6 3 2
How did we calculate?

News

March 11, 2013
Institutional Shareholder Services (ISS) Recommends Vermillion Stockholders Vote the WHITE Proxy Card to Elect Dissident Nominee at Upcoming Annual Meeting
"Shareholders would be better served in injecting a sense of accountability by voting FOR dissident nominee Goggin on the WHITE dissident card."

February 26, 2013
Concerned Vermillion Stockholders Issue New Letter to All Stockholders
We noticed that some stockholders simply voted on the company's proxy card against the Board nominee, apparently thinking that doing so automatically counts as a vote for Mr. Goggin. This is not the case.

February 21, 2013
New Investor Presentation
Vermillion has a collection of valuable assets but board and management have failed to achieve full potential of the company. Quality of management and board of directors is especially crucial now.

February 1, 2013
Concerned Vermillion Stockholders Issue Letter to All Stockholders
Drastic Change Required Imminently At Vermillion, Inc. Vote the WHITE Proxy Card Today to Support Our Experienced Nominee to Rebuild Shareholder Value

January 10, 2013
Vermillion's Board Wrongfully Continues to Delay Annual Stockholder Meeting To Circumvent Stockholder Vote, Triggering NASDAQ Delisting Notice
The Group nominated Robert S. Goggin as Director Nominee for the 2012 Annual Meeting almost a year ago, on February 15, 2012. The last Annual Stockholder Meeting was held on June 6, 2011, more than 18 months ago. Yet, as of today, the Company has not announced the date for its 2012 Annual Stockholder Meeting.

November 16, 2012
Delaware Court Action Allows Vermillion's Stockholder Meeting Without Further Delay
Members of the Group tried to reverse the elimination of the Board seat by filing suit in the Chancery Court in Delaware. However, after multiple delays, the Court dismissed the case on a procedural technicality, and thus did not reach the merits regarding the legality of eliminating the Board seat.

November 13, 2012
Concerned Vermillion Stockholders Send Letter to the Board of Vermillion, Inc
According to public filings, CEO Gail Page was 'terminated without cause' by the Company on May 15, 2012. Had she resigned instead of being terminated, she would not have been entitled to a severance package. Now we have learnt from recent company filings that her severance package is in the range of $400,000 - all in cash - which will be paid in addition to the $8.4 million compensation received in 2010 and 2011 and her $350,000 base salary for 2012. The James S. Burns led Board approved all the actions leading to this severance package.

October 16, 2012
Concerned Vermillion Stockholders Comment on Repayment of Debt
"Quest's financial contributions to Vermillion to date have uniformly been spent in exactly the same fashion as all other shareholders' money: excessive executive compensation and other corporate waste. It's anything but surprising that Quest decided to save some of its investment from the failed leadership of the Company." said Robert S. Goggin.

February 29, 2012
Concerned Vermillion Stockholders Announce Nomination of New Members to the Board of Directors of Vermillion, Inc.
It is time for change and a fresh start. As we have all painfully witnessed, the company is on a downward spiral to certain self-destruction in the front of our eyes, plagued by gross mismanagement.

© savevrml.com The Group | The Problem | The Plan | Interactive Timeline | News contact | disclaimer
savevrml.com/news 1/2

3/11/13 Save Vermillion - News

THE PARTICIPANTS IN THE GROUP'S SOLICITATION OF PROXIES CONSIST OF ONLY MR. BESSENYEI, MR. NOVAK AND MR. GOGGIN (THE MEMBERS OF THE GROUP) AT THIS TIME. THE GROUP HAS FILED SOLICITING MATERIALS, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON SCHEDULE 14A PURSUANT TO RULES 14a-12 AND 14a-6 OF THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STOCKHOLDERS OF VERMILLION CAN OBTAIN COPIES OF THIS FILING, AS WELL AS PRIOR FILINGS BY THE GROUP PURSUANT TO RULE 14a-12 AND RULE 14a-6, AS WELL AS THE GROUP'S DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON JANUARY 29, 2013 (THE "PROXY STATEMENT"), WHICH TOGETHER CONTAIN THE REQUIRED INFORMATION UNDER SUCH RULE REGARDING THE IDENTITY AND BACKGROUND OF THE MEMBERS OF THE GROUP, AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS AND OTHERWISE, AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY MEMBERS OF THE GROUP FROM THE STOCKHOLDERS OF VERMILLION, INC. FOR USE AT ITS 2012 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE PROXY STATEMENT HAS BEEN OR WILL BE FIRST SENT OR GIVEN TO VERMILLION, INC. STOCKHOLDERS ON OR ABOUT FEBRUARY 6, 2013 AND ALSO IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

savevrml.com/news 2/2